Exhibit 99.1

Press Release

INTERACTIVE DATA TO ACQUIRE 7TICKS

Addition of High Performance Trading Networks and Managed Services Provider Advances Company’s Strategy

to Increase Penetration in Latency Sensitive Trading Markets

BEDFORD, Mass. – December 14, 2009 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related solutions, today announced it has signed an agreement to acquire 7ticks, LLC, an innovative provider of electronic trading networks and managed services. The transaction is expected to be completed in early 2010, contingent upon closing conditions.

This acquisition represents an important element in Interactive Data’s strategy to address the latency sensitive trading needs of its institutional customers. Acquiring 7ticks will accelerate Interactive Data’s plans to increase the flexibility, agility and resiliency of its network infrastructure, thereby supporting a broader range of high-quality direct exchange access and consolidated datafeed services.

7ticks specializes in providing a growing base of proprietary trading groups, clearing firms, global investment banks, brokers, market makers, hedge funds and independent software vendors with direct exchange access, proximity hosting, and support services for facilitating ultra low latency electronic trading of North American derivatives, options and commodities securities. 7ticks distinguishes itself through industry leading network performance, reliability and monitoring, which can help provide customers with greater insight and transparency into their network connectivity and lower their cost of ownership. The company is privately owned and is headquartered in Chicago, Illinois with hosting facilities in Chicago, the New York area, London and Frankfurt.

In recent years, financial institutions have increasingly moved to evolve their trading operations to take advantage of changes in the financial markets and continual advances in technology by deploying sophisticated automated trading programs. Successful execution of these trading programs requires ultra low latency connectivity between an institution’s trading systems and a broad range of stock exchanges and trading venues. According to Tabb Group, a leading financial markets research and advisory firm, the global market for low latency connectivity services for direct exchange access is expected to grow from approximately $1.4 billion in 2009 to over $2.0 billion by 2012.

Interactive Data expects to retain all of 7ticks’ 42 full-time employees, including its leadership team. The 7ticks business will be operated as part of Interactive Data’s newly formed Real-Time Market Data and Trading Solutions Group, which is led by Jeffrey Banker (see separate announcement also issued today). Services from 7ticks will be marketed as Interactive Data 7ticks following the acquisition’s completion. 7ticks is in the process of increasing its U.S. equities coverage and has plans to expand further into Asia and Europe in the coming twelve months.

“Increasing our penetration in the electronic trading sector is one of our top long-term strategic priorities, and we believe that acquiring 7ticks will enable us to make significant progress in this area,” stated Ray D’Arcy, Interactive Data’s president and chief executive officer. “Over a relatively short period of time, 7ticks has built a world-class, ultra low latency network infrastructure that is attracting a growing number of leading-edge institutional customers. We are excited by the opportunities we see to elevate our value proposition to our global customer base by combining our low latency consolidated market data services with ultra low latency managed connectivity from 7ticks.”

“We are extremely pleased to join forces with Interactive Data,” stated Joe Bigane, managing director for 7ticks. “During the past few years, we have generated significant momentum in the marketplace and we are well positioned to build on this initial success. With Interactive Data’s extensive range of complementary world-class offerings, strong customer relationships, extensive global distribution channels and financial resources, we believe that we can accelerate our growth as we expand our customer base and build out our infrastructure.”

Assuming the transaction closes in early 2010, Interactive Data anticipates that the acquired business will be accretive to earnings by 2011 through a combination of planned revenue growth and operational synergies.

Interactive Data Corporation Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include our statements discussing future financial conditions, results or projections, including statements relating to (i) the anticipated impact of the 7ticks acquisition on our business, including any impact on our earnings and cash flow, and in particular that the acquired business will be accretive to earnings by 2011; (ii) our plans to retain all of the 7ticks employees; (iii) our plans to achieve operational synergies and revenue growth; (iv) the impact that the acquisition will have on our network infrastructure; (v) 7ticks’ plans to expand its coverage in the U.S., Asia and Europe over the coming 12 months; and (vi) the anticipated growth of the global market for low latency connectivity services for direct exchange access. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include: the acquisition may not close on a timely basis or at all; we may not be successful in our efforts to expand the 7ticks infrastructure globally; we may not be successful in our efforts to expand the 7ticks customer base or obtain the consent of all 7ticks customers to the assignment of the 7ticks contracts by the seller to us; and we may not be able to retain key employees of 7ticks. Other factors include, but are not limited to: (i) the risk of regulatory reform that could impact the global market for low latency connectivity services for direct exchange access; (ii) a possible decline in activity levels in the global securities markets; (iii) the presence of competitors with greater financial resources than ours and their strategic response to our services and products; (iv) new offerings by competitors or new technologies that could cause our products or services to become less competitive or obsolete; and (v) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About 7ticks

7ticks is the driving force in high performance trading networks and managed services for direct access to the financial markets. The 7ticks team provides electronic trading infrastructure design, procurement, installation, and hosting services that are enhanced by ongoing management, support, and monitoring solutions. Proprietary trading groups, clearing firms, global investment banks, brokers, market makers, hedge funds, and independent software vendors (ISVs) choose 7ticks for industry leading network performance, reliability, monitoring insight, and cost savings. 7ticks is headquartered in Chicago, IL and has an active worldwide presence, providing direct market access to leading exchanges and proximity/support services in Chicago, New York, New Jersey, Frankfurt and London.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

For further information, please contact:

Interactive Data Investors

Andrew Kramer

Tel: +1 781-687-8306

Email: andrew.kramer@interactivedata.com

Interactive Data Media

Brian Willinsky (U.S. media)

Tel: +1 781-687-8291

Email: brian.willinsky@interactivedata.com

Sue Mitchell (European media)

Tel: +44 (0)20 7825 8076

Email: sue.mitchell@interactivedata.com

7ticks Media

Karen Bertoli

Tel: +1 312-498-5366

Email: kbertoli@7ticks.com